Exhibit 99.1

Oil States Appoints Lloyd Hajdik as Chief Financial Officer

Bradley Dodson to Serve as Executive Vice President of Accommodations

Until Completion of Planned Spin-Off

HOUSTON – December 9, 2013 – Oil States International, Inc. (NYSE:OIS) today announced the appointment of Lloyd A. Hajdik as Senior Vice President, Chief Financial Officer and Treasurer, along with the promotion of Bradley J. Dodson to Executive Vice President, Accommodations, effective December 9, 2013.

“Lloyd’s accounting, financial and industry experience make him an outstanding addition to our management team and I look forward to his contributions at Oil States,” said Cindy B. Taylor, Oil States’ President and Chief Executive Officer.

Bradley Dodson, who previously held the position of Senior Vice President, Chief Financial Officer and Treasurer of Oil States, will serve as our Executive Vice President, Accommodations until the completion of the proposed spin-off of the Accommodations business, at which point he will serve as President and Chief Executive Officer of the new public company.

“This leadership transition will further our efforts toward a seamless separation of the accommodations business in 2014,” said Mrs. Taylor.

The previously announced plan to spin-off of the Accommodations business remains on track to be completed during or before the summer of 2014 and is subject to market conditions, the receipt of an affirmative IRS ruling and an independent tax opinion, completion of a review by the U.S. Securities and Exchange Commission of the Form 10 to be filed by the Accommodations business, the execution of separation and intercompany agreements and final approval of the Oil States board of directors.

About Lloyd A. Hajdik

Lloyd Hajdik brings more than 25 years of financial and accounting experience, primarily in the oilfield service industry, and has proven execution capabilities in financial accounting, corporate finance, mergers and acquisitions as well as planning and analysis. Responsible for management of global finance and accounting operations, Mr. Hajdik most recently held the position of Senior Vice President-Finance and Chief Accounting Officer at Helix Energy Solutions. Prior to joining Helix in 2003, Mr. Hajdik served in a variety of accounting and finance-related roles of increasing responsibility with Houston-based companies, including NL Industries, Inc., Compaq Computer Corporation (now Hewlett Packard), Halliburton's Baroid Drilling Fluids and Zonal Isolation product and service lines, Cliffs Drilling Company and Shell Oil Company. Mr. Hajdik graduated Cum Laude from Texas State University receiving a Bachelor of Business Administration degree. Mr. Hajdik is a Certified Public Accountant and a member of the Texas Society of CPAs, the American Institute of Certified Public Accountants and Financial Executives International.

About Oil States International

Oil States International, Inc. is a diversified oilfield services company and is a leading integrated provider of remote site accommodations with prominent market positions in the Canadian oil sands and the Australian mining regions. Oil States is also a leading manufacturer of products for deepwater production facilities and subsea pipelines as well as a provider of completion services and land drilling services to the oil and gas industry. Oil States is publicly traded on the New York Stock Exchange under the symbol OIS.

For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry, risks associated with the execution of the proposed spin-off, including that the spin-off is subject to market conditions, the receipt of an affirmative IRS ruling, completion of a review by the U.S. Securities and Exchange Commission of a Form 10 to be filed by the Accommodations business, the execution of separation and intercompany agreements and final board approval of the Oil States board of directors, risks associated with the operation of the two companies as stand-alone entities following the proposed spin-off transaction, and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2012 filed by Oil States with the SEC on February 20, 2013 and the "Risk Factors" section of the Form 10-Q for the three months ended September 30, 2013 filed by Oil States with the SEC on November 1, 2013.

CONTACT:

Bradley Dodson

Oil States International, Inc.

713-652-0582